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                                                                    EXHIBIT 23.1

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated April 16, 1998 with respect to the consolidated financial statements and schedule, as restated, included in QuadraMed Corporation's Form 10-K/A for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.




/s/ ARTHUR ANDERSEN, LLP
------------------------
    Arthur Andersen, LLP



 April 21, 1998
 San Jose, California